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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 NEW YORK                               13-3261323
----------------------------------------   -------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

               350 Park Avenue
               NEW YORK, NEW YORK                             10022
-------------------------------------------       ------------------------------
   (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
            -------------------                 ------------------------------

       6 7/8% QUARTERLY INTEREST BOND
       ------------------------------
            SECURITIES DUE 2101                  NEW YORK STOCK EXCHANGE, INC.
            -------------------                  -----------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. |X|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. |_|

Securities Act registration statement file number to which the Form 8-A relates:
333-92985.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of Debt Securities" in the registrant's Prospectus dated February 23, 2000 filed with the Securities and Exchange Commission (the "Commission"), as supplemented by the information under the heading "Description of the Bonds" in the registrant's Prospectus Supplement, dated December 12, 2001, filed with the Commission on December 14, 2001, each of which forms a part of the registrant's Registration Statement on Form S-3 (Registration No. 333-92985), and which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

I.       The following exhibits are incorporated herein by reference:

         Exhibit 1 - The form of Bonds to be registered hereunder is incorporated by reference to the form thereof in Exhibit 2 to the registrant's Current Report on Form 8-K filed with the Commission on December 18, 2001 (the "December 18, 2001 Form 8-K"), which incorporates such document by reference into Registration Statement No. 333-92985.

         Exhibit 2 - The Amended and Restated Trust Indenture dated as of February 24, 1999, between the registrant and First Union National Bank, as Trustee (the "Trustee"), relating to the Bonds to be registered hereunder, is incorporated by reference to the form thereof in Exhibit 2 to the registrant's Registration Statement on Form S-3 (Registration No. 333-92985), which incorporates such document by reference to Registration Statement No. 333-74165.

         Exhibit 3 - The Officers' Certificate Pursuant to Section 2.01 and 2.03 of the Indenture, which is incorporated by reference to the form thereof in Exhibit 3 to the December 18, 2001 Form 8-K, which incorporates such document by reference into Registration Statement No. 333-92985.

II. No other Exhibits are applicable because the registrant already has other securities registered on the New York Stock Exchange, Inc.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

December 18, 2001                           FINANCIAL SECURITY ASSURANCE
                                            HOLDINGS LTD.


                                            By: /s/ Bruce E. Stern
                                                --------------------------------
                                                Bruce E. Stern
                                                General Counsel and Secretary

















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